UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEELINE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This supplement is being filed with the Securities and Exchange Commission (the “SEC”) to update certain information contained in the Definitive Proxy Statement of Beeline Holdings, Inc. (the “Company”) filed with the SEC on June 29, 2026 in connection with the Company’s 2026 Annual Meeting of Stockholders being held on August 17, 2026 (the “Annual Meeting”). This supplement updates the Definitive Proxy Statement with the following information: as of June 18, 2026, the Record Date for the Annual Meeting, the Company previously sold a total of 7,280,596 shares of Common Stock under the ELOC Agreement for gross proceeds of $9,901,668, and may in the future sell up to an additional $10,098,332 under the ELOC Agreement after giving effect to the prior sales. On October 21 2025, the Company filed a registration statement on Form S-1 registering the sale of up to 5,000,000 shares of Common Stock under the ELOC Agreement, of which 3,413,919 shares remain available for future sales.

A full description of the proposals to be voted at the Annual Meeting and related information is provided in the Company’s Definitive Proxy Statement filed with the SEC on June 29, 2026, and may be accessed at www.BLNE.vote. The Company urges its investors, shareholders and other interested persons to read the Definitive Proxy Statement as well as other documents filed with the SEC which contain important information about the Company.